UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
         --------------------------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report (Date of earliest
                                event reported):
                                 April 19, 2007


                             HEARTLAND EXPRESS, INC.
             (Exact name of registrant as specified in its charter)


                        Commission File Number - 0-15087


            NEVADA                                              93-0926999
(State of other Jurisdiction                               (IRS Employer ID No.)
        of Incorporation)

2777 HEARTLAND DRIVE, CORALVILLE, IOWA                             52241
(Address of Principal Executive Offices)                         (Zip Code)


        Registrant's Telephone Number (including area code): 319-545-2728

Item 9.01.   Financial Statements and Exhibits

     Exhibit 99.1 - Heartland Express, Inc. press release dated April 19, 2007 with respect to the Company's financial results for the quarter ended March 31, 2007

Item 2.02.   Results of Operations and Financial Condition.

     On April 19, 2007, Heartland Express, Inc. announced its financial results for the quarter ended March 31, 2007. The press release is attached as Exhibit
99.1 to this Form 8-K and is incorporated herein by reference.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

                                             HEARTLAND EXPRESS, INC.

Date: April 19, 2007                         BY:/s/John P. Cosaert
                                             ---------------------
                                             JOHN P. COSAERT
                                             Vice-President
                                             Finance and Treasurer

                                Exhibit No. 99.1

Thursday, April 19, 2007, For Immediate Release

Press Release

Heartland Express, Inc. Reports Revenues and Earnings for the First Quarter of 2007.

CORALVILLE, IOWA - April 19, 2007 - Heartland Express, Inc. (Nasdaq: HTLD) announced today financial results for the quarter ended March 31, 2007. Operating revenues for the quarter increased 6.2% to $143.4 million from $135.0 million in the first quarter of 2006. Net income increased 14.3% to $22.6 million from $19.7 million in the 2006 period. Earnings per share were $0.23 compared to $0.20 for the first quarter of 2006, a 15.0% increase.

For the quarter, Heartland Express, Inc. posted an operating ratio (operating expenses as a percentage of operating revenues) of 78.2% and a 15.7% net margin. The Company ended the first quarter with cash, cash equivalents, and short-term investments of $365.1 million, a $33.8 million increase from the $331.3 million reported on December 31, 2006. The first quarter net cash flow from operations of $34.1 million was 23.8% of our operating revenues. The Company's balance sheet continues to be debt-free with total assets of $700.7 million.

The Company adopted Financial Accounting Standards Board (FASB) Interpretation No. 48 "Accounting for Uncertainty in Income Taxes (an interpretation of FASB No. 109)" (FIN 48) effective January 1, 2007. The cumulative effect of adopting FIN 48 of $4.7 million has been recognized as a charge against retained earnings.

The average age of the Company's tractor fleet was 1.5 years at March 31, 2007, with the entire fleet comprised of 2005 or newer model year Internationals. The average age of the Company's trailer fleet was 3.3 years at March 31, 2007. The Company also began the upgrade of its trailer fleet in the first quarter with the purchase of 2008 Wabash trailers. The Company took delivery of 35 new tractors and 100 new trailers during the quarter.

During the quarter, Heartland Express declared a regular quarterly cash dividend. The quarterly dividend of approximately $2.0 million at the rate of $0.02 per share was paid on April 2, 2007 to shareholders of record at the close of business on March 22, 2007. The Company has now paid cash dividends of $22.3 million over the past fifteen consecutive quarters.

This press release may contain statements that might be considered as forward-looking statements or predictions of future operations. Such statements are based on management's belief or interpretation of information currently available. These statements and assumptions involve certain risks and uncertainties. Actual events may differ from these expectations as specified from time to time in filings with the Securities and Exchange Commission.



                        Contact: Heartland Express, Inc.
                             Mike Gerdin, President
                      John Cosaert, Chief Financial Officer
                                  319-545-2728

                             HEARTLAND EXPRESS, INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                   Three months ended
                                                         March 31,
                                                   2007             2006
                                               ------------     ------------

OPERATING REVENUE ...........................  $143,429,027     $134,999,299
                                               ------------     ------------

OPERATING EXPENSES:

  Salaries, wages, benefits .................  $ 48,013,729     $ 46,370,582

  Rent and purchased transportation .........     5,221,764        6,199,672

  Operations and maintenance ................     3,204,050        2,946,733

  Fuel.......................................    36,813,297       32,961,018

  Taxes and licenses ........................     2,280,358        2,067,167

  Insurance and claims ......................     5,589,831        4,086,849

  Communications and utilities ..............       855,918          952,339

  Depreciation ..............................    11,703,756       10,177,659

  Other operating expenses ..................     4,125,123        4,197,629

  Gain on disposal of property and equipment     (5,666,241)      (3,059,237)
                                               ------------     ------------

                                               $112,141,585     $106,900,411
                                               ------------     ------------

       Operating income .....................  $ 31,287,442     $ 28,098,888

  Interest income ...........................     3,316,063        2,505,947
                                               ------------     ------------

  Income before income taxes ................  $ 34,603,505     $ 30,604,835

  Federal and state income taxes ............    12,050,204       10,864,684
                                               ------------     ------------

  Net income ................................  $ 22,553,301     $ 19,740,151
                                               ============     ============

  Earnings per share ........................  $       0.23     $       0.20
                                               ============     ============

  Weighted average shares outstanding .......    98,251,889       98,428,589
                                               ============     ============

  Dividends declared per share ..............  $       0.20     $      0.015
                                               ============     ============

                             HEARTLAND EXPRESS, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                     March 31,     December 31,
ASSETS                                                 2007            2006
                                                   ------------    ------------
                                                     (unaudited)
CURRENT ASSETS

   Cash and cash equivalents ....................  $ 11,417,039    $  8,458,882
   Short-term investments .......................   353,689,572     322,829,306
   Trade receivables ............................    45,504,423      43,499,482
   Prepaid tires ................................     4,582,010       5,075,566
   Other prepaid expenses .......................     6,811,936       1,635,077
   Deferred income taxes ........................    28,614,000      29,177,000
                                                   ------------    ------------
        Total current assets ....................  $450,618,980    $410,675,313
                                                   ------------    ------------

PROPERTY AND EQUIPMENT ..........................  $344,732,728    $344,323,852
   Less accumulated depreciation ................   104,987,360      96,293,111
                                                   ------------    ------------
                                                   $239,745,368    $248,030,741
                                                   ------------    ------------
OTHER ASSETS ....................................  $ 10,343,595    $ 10,363,658
                                                   ------------    ------------
                                                   $700,707,943    $669,069,712
                                                   ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable & accrued liabilities .......  $ 15,887,364    $ 15,075,647
   Compensation & benefits ......................    14,128,288      15,028,378
   Income taxes payable .........................     8,836,953      21,418,610
   Insurance accruals ...........................    57,107,383      56,651,853
   Other accruals ...............................     8,076,648       8,248,415
                                                   ------------    ------------
        Total current liabilities ...............  $104,036,636    $116,422,903
                                                   ------------    ------------

LONG-TERM LIABILITIES
   Income taxes payable .........................  $ 35,779,158    $         --
   Deferred income taxes ........................    49,881,000      57,623,000
                                                   ------------    ------------
                                                   $ 85,660,158    $ 57,623,000
                                                   ------------    ------------

COMMITMENTS AND CONTINGENCIES


STOCKHOLDERS' EQUITY
   Capital stock: common, $.01 par value;
   authorized 395,000,000 shares; issued and
   outstanding 98,251,889 .......................  $    982,519         982,519
   Additional paid-in capital ...................       438,701         376,029
   Retained earnings ............................   509,589,929     493,665,261
                                                   ------------    ------------
                                                   $511,011,149    $495,023,809
                                                   ------------    ------------
                                                   $700,707,943    $669,069,712
                                                   ============    ============



                                 END OF REPORT